EXHIBIT 10.17

October 16, 2007

Mr. Bradley W. Fischer
1061 Smith Road
Xenia, Ohio 45385

RE:	Separation and Release Agreement

Dear Mr. Fischer:

This letter (“Separation and Release Agreement” or “Agreement”) is your notice that we accept your resignation as a director of Chancellor Group, Inc., a Nevada corporation (“Chancellor” or “the Company”) and from all offices held by you in Chancellor, or in Gryphon Production Company, LLC and Gryphon Field Services Company, LLC (subsidiaries of Chancellor, the “Gryphon Subsidiaries”), effective October 16, 2007 (the “Separation Date”). This Agreement also sets forth the terms and conditions of Chancellor’s and the Gryphon Subsidiaries’ termination of employment (“Employment”) with you.

In consideration of your agreements made as provided herein, Chancellor and the Gryphon Subsidiaries, jointly and severally, agree to and shall indemnify you and hold you harmless if you are a party to or threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, against the Company or the Gryphon Subsidiaries, whether of a civil, criminal or administrative or investigative nature, (other than an action or proceeding by or in the name of the Company to procure a judgment in its favor), against all expenses, judgments, fines, and penalties actually and reasonably incurred (or which would be incurred but for this indemnity and hold harmless obligation) by you in connection with the defense or settlement of such action or proceeding, to the fullest extent permitted by Nevada law; provided that any settlement be approved in writing by the Company.

Further, Chancellor, the Gryphon Subsidiaries and the undersigned directors and shareholders of Chancellor, as releasors (the “Chancellor Releasors”), remise, release and forever discharge you, your respective, agents, representatives, heirs, successors and assigns, jointly and severally, from any and all debts, demands, actions, causes of action, suits, damages, claims and liabilities based on matters relating to your Employment or any other matter of whatever kind or nature, known or unknown, suspected or unsuspected, accrued or unaccrued, whether in law, equity or otherwise, and whether under contract, warranty, tort or otherwise, which the Chancellor Releasors ever had, now have or may have, claim or assert from the beginning of the world to the date of this Separation and Release Agreement, excepting for your obligations under this Separation and Release Agreement.

Chancellor’s, its directors’ and shareholders’ and Gryphon Subsidiaries’ agreements to provide you with the indemnification and releases outlined above is conditioned upon your agreement to the following:

First, In consideration for settlement of the termination of your employment as provided hereinabove and the agreements of the Chancellor Releasors made as provided herein, you waive any rights to any salary or unreimbursed expenses owed to you by Chancellor or the Gryphon Subsidiaries, and you, as releasor, remise, release and forever discharge the Chancellor Releasors, their respective officers, directors, agents, representatives, counsel, successors and assigns, jointly and severally, from any and all debts, demands, actions, causes of action, suits, damages, claims and liabilities based on matters relating to your Employment or any other matter of whatever kind or nature, known or unknown, suspected or unsuspected, accrued or unaccrued, whether in law, equity or otherwise, and whether under contract, warranty, tort or otherwise, which you ever had, now have or may have, claim or assert from the beginning of the world to the date of this Settlement Agreement, excepting for the obligations of the Chancellor Releasors under this Separation and Release Agreement.

Second, you agree that you will promptly return to Chancellor all certificates for shares of common stock of Chancellor owned by you for cancellation, such certificates to be endorsed to the Company; provided, that, you shall not be obligated to return to Chancellor your certificate for 1,000,000 shares of common stock of Chancellor that was lost, and your execution of this Separation and Release Agreement shall constitute the assignment of all right, title and interest in and to that certificate to the Company. You will return all Company property, data, and information belonging to Chancellor and the Gryphon Subsidiaries and agree that you will not use or disclose to others any confidential or proprietary information concerning Chancellor and the Gryphon Subsidiaries or the Released Parties. In addition, you agree to keep the terms of this Separation and Release Agreement confidential between you and Chancellor and the Gryphon Subsidiaries, except that you may tell your immediate family and your attorney or accountant, if any, as needed, but in no event should you discuss this Agreement or its terms with any current employee of Chancellor and the Gryphon Subsidiaries.

Third, Chancellor and the Gryphon Subsidiaries, and the undersigned directors of Chancellor, and you agree that neither will make any written or verbal statements, or encourage others to make any such statements, that disparage or criticize the personal or business reputation, practices or conduct of Chancellor, any of its directors, the Gryphon Subsidiaries or any of the other Released Parties, or you. Chancellor, the Gryphon Subsidiaries and the undersigned directors and shareholders of Chancellor will not make any written or verbal statements, or encourage others to make any such statements, that disparage or criticize your personal or business reputation, practices or conduct.

Fourth, Chancellor will state to prospective employers the following information either in writing or orally:

Mr. Fischer was employed by Chancellor and the Gryphon Subsidiaries from April 13th, 2007 until the Separation Date as President and Chief Executive Officer. The employment relationship between Mr. Fischer and Chancellor and the Gryphon Subsidiaries was terminated by his voluntary resignation.

Fifth, you agree to transition to Chancellor and the Gryphon Subsidiaries and their employees electronic files and directory, correspondence, agreements, collateral materials, and other such matters as may be considered consequential to their ongoing business.

Sixth, nothing in this agreement shall be construed to alter, modify, or limit your rights (i) pursuant to applicable statutes, common law, or insurance provisions to seek or obtain indemnification from Chancellor and the Gryphon Subsidiaries respecting defense costs, judgments and other liabilities, and (ii) to assert a claim for reimbursement under any potentially applicable directors and officers liability insurance policy.

Finally, you agree that after the Separation Date, you will not, either directly or indirectly, separately or in association with others, (1) interfere with Chancellor and the Gryphon Subsidiaries’ relationship with any of their investors or prospective investors; and (2) current or prospective employees by soliciting, encouraging or causing others to solicit or encourage any of them to discontinue their employment with Chancellor or the Gryphon Subsidiaries.

This Separation and Release Agreement is intended to satisfy the Older Workers’ Benefit Protection Act, 29 U.S.C. section 626(f). Accordingly, by signing this Agreement where indicated below, you acknowledge: (1) that you have read and understand the terms of this Agreement; (2) that you have consulted an attorney at your own expense and not relied on advice of Jackson & Campbell, P.C., counsel for Chancellor, who is not representing you; and (3) that you have consulted your legal counsel as you deem necessary, such that you are signing this Agreement freely, knowingly and voluntarily. You will have twenty-one (21) days from today to consider whether or not to sign this Agreement. You are not required to use the full 21 days.

This Separation and Release Agreement is intended to be a binding legal document and contains all of the agreements between you and Chancellor and the Gryphon Subsidiaries and the undersigned directors and shareholders with respect to your employment and termination from Employment. The terms of this Agreement cannot be modified except in a written document signed by both of us. This Agreement is effective and your resignation is effective as of the date on the date set forth in the first paragraph hereof.

If the foregoing terms and conditions are entirely satisfactory to you, please date and sign this Separation and Release Agreement below and return the original to the Company.

Sincerely,

CHANCELLOR GROUP, INC.

By: /s/ Thomas Grantham
Thomas H. Grantham, President

GRYPHON PRODUCTION COMPANY, LLC

By: /s/ Thomas Grantham
Thomas H. Grantham, President

GRYPHON FIELD SERVICES COMPANY, LLC

By: /s/ Thomas Grantham
Thomas H. Grantham, President

AGREED:

/s/ Bradley W. Fischer
Bradley W. Fischer

Date: ___________________

CHANCELLOR GROUP, INC. DIRECTORS AND SHAREHOLDERS:

/s/ Maxwell Grant
Maxwell Grant

Date: 22 October, 2007

/s/ Robert Gordon
Robert Gordon

Date: 22/10/07

/s/ Dudley Muth
Dudley Muth

Date: 22/10/07

/s/ John Lee
John C.Y. Lee

Date: 22/10/07

/s/ Peter Harris
Peter Harris

Date: 22/10/07